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                                                                    Exhibit 21.1


                        SUBSIDIARIES OF THE REGISTRANT


     The following entities are corporations in which United USN, Inc. has an ownership interest:

     USN Communications Northeast, Inc. (formerly United Telemanagement
      Services, Inc.)

     United Telecom of America, Inc.

     Quest United, Inc.

     USN Communications, Inc.

     USN Southwest, Inc.

     U.S. Network Corporation

     FoneNet/Ohio, Inc.

     USN Solutions, Inc.